UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 15, 2013

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (“Gallagher”) held its Annual Meeting of Stockholders on May 15, 2013 (the “Annual Meeting”). At the Annual Meeting, three items were submitted to Gallagher’s stockholders. The items are described in more detail in Gallagher’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2013. The final voting results were as set forth below.

Item 1: Election of eight directors, each to serve for a one-year term until Gallagher’s 2014 Annual Meeting of Stockholders:

Directors	For	Against	Abstain	Broker Non-Votes
William L. Bax	103,481,564	570,283	13,273	11,796,726
Frank E. English, Jr.	103,494,501	557,060	13,559	11,796,726
J. Patrick Gallagher, Jr.	100,844,137	2,237,803	983,180	11,796,726
Elbert O. Hand	103,628,630	422,908	13,582	11,796,726
David S. Johnson	98,858,055	4,423,821	783,244	11,796,726
Kay W. McCurdy	103,855,107	197,844	12,169	11,796,726
Norman L. Rosenthal, Ph.D.	103,483,064	569,043	13,013	11,796,726
James R. Wimmer	103,210,839	839,754	14,527	11,796,726

	For	Against	Abstain	Broker Non-Votes
Item 2: Ratification of the Appointment of Ernst & Young LLP as Gallagher’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013	113,912,751	1,902,407	46,688	—
Item 3: Advisory Vote on the Compensation of Gallagher’s Named Executive Officers	101,305,722	2,633,479	125,919	11,796,726

Item 7.01.    Regulation FD Disclosure.

The slides containing information presented at the Annual Meeting are furnished as Exhibit 99 to this report. This exhibit may also be accessed at Gallagher’s website (www.ajg.com) under the heading Investor Relations.

Item 9.01.    Financial Statements and Exhibits.

99	Slides presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 15, 2013	/s/ Walter D. Bay
Walter D. Bay
Vice President, General Counsel and Secretary